Exhibit 4(n) -
                           REVOLVING CREDIT AGREEMENT
                           --------------------------

                          Dated as of December 21, 2001
                          -----------------------------

                                      among
                                      -----

                                    DPL INC.,
                                    ---------

                   THE LENDERS FROM TIME TO TIME PARTY HERETO,
                   -------------------------------------------
                          KEYBANK NATIONAL ASSOCIATION,
                          -----------------------------

                              as Syndication Agent
                              --------------------

                                       and
                                       ---

                                  BANK ONE, NA
                                  ------------

                             as Administrative Agent
                             -----------------------

================================================================================

                                    ========

                         BANC ONE CAPITAL MARKETS, INC.
                         ------------------------------
                      as Lead Arranger and Sole Book Runner
                      -------------------------------------

================================================================================

                                    ========
                           SIDLEY AUSTIN BROWN & WOOD
                           --------------------------
                                 Bank One Plaza
                                 --------------
                            10 South Dearborn Street
                            ------------------------
                             Chicago, Illinois 60603
                             -----------------------

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----

ARTICLE I             DEFINITIONS................................................................................32

ARTICLE II            THE CREDITS................................................................................42

         2.1      Commitment.....................................................................................42
                  ----------
         2.2      Required Payments; Termination.................................................................43
                  ------------------------------
         2.3      Ratable Loans..................................................................................43
                  -------------
         2.4      Types of Advances..............................................................................43
                  -----------------
         2.5      Facility Fee; Utilization Fee; Reductions in Aggregate Commitment..............................43
                  -----------------------------------------------------------------
         2.6      Minimum Amount of Each Advance.................................................................43
                  ------------------------------
         2.7      Optional Principal Payments....................................................................43
                  ---------------------------
         2.8      Method of Selecting Types and Interest Periods for New Advances................................44
                  ---------------------------------------------------------------
         2.9      Conversion and Continuation of Outstanding Advances............................................45
                  ---------------------------------------------------
         2.10     Changes in Interest Rate, etc..................................................................45
                  -----------------------------
         2.11     Rate Applicable After Default..................................................................45
                  -----------------------------
         2.12     Method of Payment..............................................................................46
                  -----------------
         2.13     Noteless Agreement; Evidence of Indebtedness...................................................46
                  --------------------------------------------
         2.14     Telephonic Notices.............................................................................47
                  ------------------
         2.15     Interest Payment Dates; Interest and Fee Basis.................................................47
                  ----------------------------------------------
         2.16     Notification of Advances, Interest Rates, Prepayments and Commitment Reductions................47
                  -------------------------------------------------------------------------------
         2.17     Lending Installations..........................................................................48
                  ---------------------
         2.18     Non-Receipt of Funds by the Administrative Agent...............................................48
                  ------------------------------------------------
         2.19     Replacement of Lender..........................................................................48
                  ---------------------

ARTICLE III           YIELD PROTECTION; TAXES....................................................................49

         3.1      Yield Protection...............................................................................49
                  ----------------
         3.2      Changes in Capital Adequacy Regulations........................................................49
                  ---------------------------------------
         3.3      Availability of Types of Advances..............................................................50
                  ---------------------------------
         3.4      Funding Indemnification........................................................................50
                  -----------------------
         3.5      Taxes..........................................................................................50
                  -----
         3.6      Lender Statements; Survival of Indemnity.......................................................52
                  ----------------------------------------

ARTICLE IV            CONDITIONS PRECEDENT.......................................................................53

         4.1      Initial Advance................................................................................54
                  ---------------
         4.2      Each Advance...................................................................................55
                  ------------

ARTICLE V             REPRESENTATIONS AND WARRANTIES.............................................................55

         5.1      Existence and Standing.........................................................................55
                  ----------------------
         5.2      Authorization and Validity.....................................................................55
                  --------------------------

         5.3      No Conflict; Government Consent................................................................55
                  -------------------------------
         5.4      Financial Statements...........................................................................56
                  --------------------
         5.5      Material Adverse Change........................................................................56
                  -----------------------
         5.6      Taxes..........................................................................................56
                  -----
         5.7      Litigation and Contingent Obligations..........................................................56
                  -------------------------------------
         5.8      Subsidiaries...................................................................................57
                  ------------
         5.9      ERISA..........................................................................................57
                  -----
         5.10     Accuracy of Information........................................................................57
                  -----------------------
         5.11     Regulation U...................................................................................57
                  ------------
         5.12     Material Agreements............................................................................57
                  -------------------
         5.13     Compliance With Laws...........................................................................57
                  --------------------
         5.14     Ownership of Properties........................................................................57
                  -----------------------
         5.15     Plan Assets; Prohibited Transactions...........................................................58
                  ------------------------------------
         5.16     Environmental Matters..........................................................................58
                  ---------------------
         5.17     Investment Company Act.........................................................................58
                  ----------------------
         5.18     Public Utility Holding Company Act.............................................................58
                  ----------------------------------

ARTICLE VI            COVENANTS..................................................................................58

         6.1      Financial Reporting............................................................................58
                  -------------------
         6.2      Use of Proceeds................................................................................60
                  ---------------
         6.3      Notice of Default..............................................................................60
                  -----------------
         6.4      Conduct of Business............................................................................60
                  -------------------
         6.5      Taxes..........................................................................................60
                  -----
         6.6      Insurance......................................................................................60
                  ---------
         6.7      Compliance with Laws...........................................................................60
                  --------------------
         6.8      Maintenance of Properties......................................................................61
                  -------------------------
         6.9      Inspection.....................................................................................61
                  ----------
         6.10     Merger.........................................................................................61
                  ------
         6.11     Sale of Assets.................................................................................61
                  --------------
         6.12     Investments and Acquisitions...................................................................61
                  ----------------------------
         6.13     Liens..........................................................................................62
                  -----
         6.14     Dividends......................................................................................63
                  ---------
         6.15     Intentionally Omitted..........................................................................63
                  ---------------------
         6.16     Affiliates.....................................................................................63
                  ----------
         6.17     Financial Covenants............................................................................64
                  -------------------
         6.18     Financial Contracts............................................................................64
                  -------------------
         6.19     Margin Stock...................................................................................64
                  ------------

ARTICLE VII           DEFAULTS...................................................................................64

ARTICLE VIII          ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES.............................................66

         8.1      Acceleration...................................................................................67
                  ------------
         8.2      Amendments.....................................................................................67
                  ----------
         8.3      Preservation of Rights.........................................................................67
                  ----------------------

ARTICLE IX            GENERAL PROVISIONS.........................................................................68

         9.1      Survival of Representations....................................................................68
                  ---------------------------
         9.2      Headings.......................................................................................68
                  --------
         9.3      Entire Agreement...............................................................................68
                  ----------------
         9.4      Several Obligations; Benefits of this Agreement................................................68
                  -----------------------------------------------
         9.5      Expenses; Indemnification......................................................................68
                  -------------------------
         9.6      Numbers of Documents...........................................................................69
                  --------------------
         9.7      Accounting.....................................................................................69
                  ----------
         9.8      Severability of Provisions.....................................................................70
                  --------------------------
         9.9      Nonliability of Lenders........................................................................70
                  -----------------------
         9.10     Confidentiality................................................................................70
                  ---------------
         9.11     Nonreliance....................................................................................70
                  -----------

ARTICLE X             THE ADMINISTRATIVE AGENT...................................................................70

         10.1     Appointment; Nature of Relationship............................................................71
                  -----------------------------------
         10.2     Powers.........................................................................................71
                  ------
         10.3     General Immunity...............................................................................71
                  ----------------
         10.4     No Responsibility for Loans, Recitals, etc.....................................................71
                  ------------------------------------------
         10.5     Action on Instructions of Lenders..............................................................72
                  ---------------------------------
         10.6     Employment of Administrative Agents and Counsel................................................72
                  -----------------------------------------------
         10.7     Reliance on Documents; Counsel.................................................................72
                  ------------------------------
         10.8     Administrative Agent's Reimbursement and Indemnification.......................................72
                  --------------------------------------------------------
         10.9     Notice of Default..............................................................................73
                  -----------------
         10.10    Rights as a Lender.............................................................................73
                  ------------------
         10.11    Lender Credit Decision.........................................................................73
                  ----------------------
         10.12    Successor Administrative Agent.................................................................73
                  ------------------------------
         10.13    Administrative Agent's Fee.....................................................................74
                  --------------------------
         10.14    Delegation to Affiliates.......................................................................74
                  ------------------------
         10.15    Syndication Agent..............................................................................75
                  -----------------

ARTICLE XI            SETOFF; RATABLE PAYMENTS...................................................................75

         11.1     Setoff.........................................................................................75
                  ------
         11.2     Ratable Payments...............................................................................75
                  ----------------

ARTICLE XII           BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS..........................................75

         12.1     Successors and Assigns.........................................................................75
                  ----------------------
         12.2     Participations.................................................................................76
                  --------------
         12.3     Assignments....................................................................................76
                  -----------
         12.4     Dissemination of Information...................................................................78
                  ----------------------------
         12.5     Tax Treatment..................................................................................78
                  -------------

ARTICLE XIII          NOTICES....................................................................................78

         13.1     Notices........................................................................................78
                  -------
         13.2     Change of Address..............................................................................79
                  -----------------

ARTICLE XIV           COUNTERPARTS...............................................................................79

ARTICLE XV            CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL...............................79

         15.1     CHOICE OF LAW..................................................................................79
                  -------------
         15.2     CONSENT TO JURISDICTION........................................................................79
                  -----------------------
         15.3     WAIVER OF JURY TRIAL...........................................................................80
                  --------------------

SCHEDULES
Pricing Schedule
Schedule I        -  Commitments
Schedule 5.7      -  Litigation
Schedule 5.8      -  Subsidiaries
Schedule 6.13     -  Liens

EXHIBITS
Exhibit A  -  Form of Opinion of Borrower's Counsel
Exhibit B  -  Form of Compliance Certificate
Exhibit C  -  Form of Assignment Agreement
Exhibit D  -  Form of Loan/Credit Related Money Transfer Instruction
Exhibit E  -  Form of Note

                           REVOLVING CREDIT AGREEMENT
                           --------------------------

          This Revolving Credit Agreement, dated as of December 21, 2001, is among DPL Inc., an Ohio corporation (the "Borrower"), the lenders party hereto (the "Lenders"), KeyBank National Association, as Syndication Agent (the "Syndication Agent"), and Bank One, NA, as Administrative Agent (the "Administrative Agent"). The parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
          As used in this Agreement:

          "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

          "Advance" means a borrowing hereunder, (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

          "Administrative Agent" means Bank One, NA in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Administrative Agent appointed pursuant to Article X.

          "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

          "Aggregate Commitment" means the aggregate of the Commitments of all the Lenders, as reduced from time to time pursuant to the terms hereof.

          "Agreement" means this Revolving Credit Agreement, as it may be amended or modified and in effect from time to time.

          "Agreement Accounting Principles" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

          "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

          "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Facility Fees are accruing on the Aggregate Commitment at such time as set forth in the Pricing Schedule.

          "Applicable Margin" means (x) with respect to Eurodollar Advances at any time, the percentage rate per annum which is applicable at such time with respect to Eurodollar Advances as set forth in the Pricing Schedule, and (y) with respect to Floating Rate Advances at any time, the percentage rate per annum which is applicable at such time with respect to Floating Rate Advances as set forth in the Pricing Schedule.

          "Applicable Utilization Fee Rate" means (i) at any time the Applicable Fee Rate is set at Level I, II, III, IV or V Status, 0.125% per annum, and (ii) at any time the Applicable Fee Rate is set at Level VI Status, 0.25% per annum.

          "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors.

          "Article" means an article of this Agreement unless another document is specifically referenced.

          "Authorized Officer" means any of the President, Executive Vice President and Chief Operating Officer, Treasurer, any Group Vice President or any Vice President of the Borrower, acting singly.

          "Borrower" means DPL Inc., an Ohio corporation, and its successors and assigns.

          "Borrowing Date" means a date on which an Advance is made hereunder.

          "Borrowing Notice" is defined in Section 2.8.

          "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Chicago for the conduct of substantially all of their commercial lending activities.

          "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in accordance with Agreement Accounting Principles.

          "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of 20% or more of the outstanding shares of voting stock of the Borrower or (ii) the Borrower shall cease to own, free and clear of all Liens and other encumbrances and on a fully diluted basis, 100% of the outstanding shares of all classes of stock of Dayton Power ordinarily having the right to vote at an election of directors, or any contingency shall occur that causes any class of stock of Dayton Power, the shares of which are not owned by the Borrower, to have the right to vote at an election of directors.

          "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

          "Commitment" means, for each Lender, the obligation of such Lender to make Loans not exceeding the amount set forth opposite such Lender's name on
Schedule I hereto or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

          "Consolidated Debt" means at any time the Debt of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

          "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued,
(iii) depreciation, (iv) amortization and (v) extraordinary losses incurred other than in the ordinary course of business, minus, to the extent included in Consolidated Net Income, extraordinary gains realized other than in the ordinary course of business, all calculated for the Borrower and its Subsidiaries on a consolidated basis.

          "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

          "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

          "Consolidated Net Worth" means at any time the sum of consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time plus the aggregate outstanding amount, as of
                                   ----
such time, of the 8 1/4% Capital Securities issued on or about August 31, 2001 by DPL Capital Trust II, which Capital Securities are guaranteed in whole or in part from time to time by the Borrower.

          "Consolidated Tangible Assets" means at any time the consolidated total assets of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time, but excluding therefrom goodwill, patents, patent applications, permits, trademarks, trade names, copyrights, licenses, franchises, experimental expense, organizational expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with Agreement Accounting Principles.

          "Consolidated Total Capitalization" means at any time the sum of Consolidated Debt and Consolidated Net Worth, each calculated at such time.

          "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership, provided, however, that the term "Contingent Obligations" shall not include the endorsement of instruments for collection or deposit in the ordinary course of business.

          "Contract" means any indenture, agreement (other than this Agreement), other contractual restriction, lease, instrument (other than Notes), certificate of incorporation or charter, or by-law.

          "Conversion/Continuation Notice" is defined in Section 2.9.

          "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

          "Dayton Power" means The Dayton Power and Light Company.

          "Debt" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade and accrued expenses arising in the ordinary course of business), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by bonds, debentures, notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) non-contingent obligations to reimburse any other Person in respect of amounts paid under a Letter of Credit or similar instrument to the extent that such reimbursement obligations remain outstanding after they become non-contingent, (viii) all Debt of others constituting a Contingent Obligation of such Person, and (ix) any other obligation for borrowed money or other financial accommodation which in accordance with Agreement Accounting Principles would be shown as a liability on the consolidated balance sheet of such Person.

          "Default" means an event described in Article VII.

          "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

          "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

          "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. Dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Administrative Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. Dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Administrative Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Administrative Agent to be the rate at which Bank One, NA or one of its Affiliate banks offers to place deposits in U.S. Dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One, NA's relevant Eurodollar Advance and having a maturity equal to such Interest Period.

          "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

          "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin. The Eurodollar Rate shall be rounded to the next higher multiple of 1/16 of 1% if the rate is not such a multiple.

          "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the United States of America or any political subdivision thereof or the jurisdiction or any political subdivision thereof under the laws of which such Lender or the Administrative Agent is incorporated or organized or (ii) the jurisdiction or any political subdivision thereof in which the Administrative Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

          "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

          "Facility Fee" is defined in Section 2.5(i).

          "Facility Termination Date" means December 19, 2002 or any earlier date on which the Aggregate Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

          "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

          "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any agreements, devices or arrangements providing for payments related to fluctuations of interest rates, exchange rates, forward rates or commodity prices, including, but not limited to, interest rate swap or exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options.

          "Fixed Charge Coverage Ratio" means, with reference to any four fiscal quarter period, the ratio of (i) Consolidated EBITDA to (ii) the sum of interest expense paid in cash plus income taxes paid in cash plus dividends on common and preferred stock paid in cash plus transmission and distribution maintenance capital expenditures plus current maturities of long-term debt, in each case determined in accordance with Agreement Accounting Principles for such period, except that current maturities of long-term debt shall be determined as of the end of such period and transmission and distribution maintenance capital expenditures shall be determined by the Borrower in good faith consistent with its prior practice.

          "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day, in each case changing when and as the Alternate Base Rate changes, plus the Applicable Margin.

          "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

          "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

          "Interest Period" means, with respect to a Eurodollar Advance, a period of one, two, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, two, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, second, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, second, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

          "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; and any deposit accounts and certificate of deposit owned by such Person.

          "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

          "Lending Installation" means, with respect to a Lender or the Administrative Agent, any office, branch, subsidiary or affiliate of such Lender or the Administrative Agent.

          "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

          "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).

          "Loan" means, with respect to a Lender, such Lender's loan made pursuant to Article II (or any conversion or continuation thereof).

          "Loan Documents" means this Agreement and any Notes issued pursuant to
Section 2.13.

          "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents, or
(iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent or the Lenders thereunder.

          "Material Debt" is defined in Section 7.5.

          "Moody's" means Moody's Investors Service, Inc.

          "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

          "Non-U.S. Lender" is defined in Section 3.5(iv).

          "Non-Utility Subsidiary" means any Subsidiary of the Borrower other than Dayton Power or a Subsidiary thereof.

          "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 in the form of Exhibit E.

          "Notice of Assignment" is defined in Section 12.3.2.

          "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents.

          "Other Taxes" is defined in Section 3.5(ii).

          "Participants" is defined in Section 12.2.1.

          "Payment Date" means the last Business Day of each calendar quarter.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

          "Permitted Acquisition" means any Acquisition made by the Borrower or any of its Subsidiaries, provided that (i) as of the date of the consummation of such Acquisition, no Default or Unmatured Default shall have occurred and be continuing or would result from such Acquisition, and the representation and warranty contained in Section 5.11 shall be true both before and after giving effect to such Acquisition, (ii) such Acquisition is consummated on a non-hostile basis pursuant to a negotiated acquisition agreement approved by the board of directors or other applicable governing body of the seller or entity to be acquired, and no material challenge to such Acquisition shall be pending or threatened by any shareholder or director of the seller or entity to be acquired, and (iii) as of the date of the consummation of such Acquisition, all approvals required in connection therewith shall have been obtained.

          "Permitted Restrictive Covenant" means (i) any covenant or restriction contained in this Agreement, (ii) any covenant or restriction contained in the Articles of Incorporation of Dayton Power as in effect on the date hereof, or
(iii) any covenant or restriction in any Contract that is less burdensome than any covenant or restriction contained in this Agreement.

          "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

          "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

          "Pricing Schedule" means the Schedule attached hereto identified as such.

          "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One, NA or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

          "Pro Rata Share" means, for each Lender, the ratio of such Lender's Commitment to the Aggregate Commitment.

          "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

          "Purchasers" is defined in Section 12.3.1.

          "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

          "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

          "Reports" is defined in Section 9.5.

          "Required Lenders" means Lenders in the aggregate having at least 66-beta% of the Aggregate Commitment or, if the Aggregate Commitment has been terminated, Lenders in the aggregate holding at least 66-beta% of the aggregate unpaid principal amount of the outstanding Advances.

          "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

          "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

          "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

          "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

          "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

          "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

          "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

          "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes.

          "Transferee" is defined in Section 12.4.

          "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

          "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

          "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

          "Utilization Fee" is defined in Section 2.5(ii).

          "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

          The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

                                   THE CREDITS

     2.1 Commitment. From and including the date of this Agreement and prior to
         ----------
the Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Loans to the Borrower from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow at any time prior to the Facility Termination Date. The Commitments to lend hereunder shall expire on the Facility Termination Date.

     2.2 Required Payments; Termination. Any outstanding Advances and all other
         ------------------------------
unpaid Obligations shall be paid in full by the Borrower on the Facility Termination Date.

     2.3 Ratable Loans. Each Advance hereunder shall consist of Loans made from
         -------------
the several Lenders ratably in proportion to the ratio that their respective Commitments bear to the Aggregate Commitment.

     2.4 Types of Advances. The Advances may be Floating Rate Advances or
         -----------------
Eurodollar Advances, or a combination thereof, selected by the Borrower in accordance with Sections 2.8 and 2.9.

     2.5 Facility Fee; Utilization Fee; Reductions in Aggregate Commitment. (i)
         -----------------------------------------------------------------
The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") at a per annum rate equal to the Applicable Fee Rate on such Lender's Commitment (without regard to usage) from the date hereof to and including the Facility Termination Date, payable in arrears on each Payment Date hereafter and on the Facility Termination Date.

     (ii) The Borrower hereby agrees to pay to the Administrative Agent for the ratable account of the Lenders a utilization fee (the "Utilization Fee") for each day on which the aggregate outstanding principal amount of the Loans exceeds 33 1/3% of the then-current Aggregate Commitment. The Utilization Fee shall be at a rate equal to the Applicable Utilization Fee Rate on the aggregate outstanding principal amount of the Loans, shall be distributed to each Lender pro rata according to such Lender's Pro Rata Share of the aggregate outstanding principal amount of the Loans, and shall be payable in arrears on each Payment Date hereafter and on the Facility Termination Date (or such earlier date on which the Aggregate Commitment shall terminate or be cancelled and all of the Loans shall be repaid) for any period then ending for which such fee shall not have been theretofore paid.

     (iii) The Borrower may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Lenders in integral multiples of $10,000,000, upon at least three (3) Business Days' written notice to the Administrative Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the aggregate principal amount of the outstanding Advances. All accrued Facility Fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

     2.6 Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the
         ------------------------------
minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $5,000,000 (and in multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the amount of the unused Aggregate Commitment.

     2.7 Optional Principal Payments. The Borrower may from time to time pay,
         ---------------------------
without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one (1) Business Day's prior written notice to the Administrative Agent. The Borrower may from time to time pay, subject to the payment of any funding indemnification amounts required by Section 3.4 but without penalty or premium, all outstanding Eurodollar Advances, or, in a minimum aggregate amount of $5,000,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Eurodollar Advances upon three (3) Business Days' prior notice to the Administrative Agent.

     2.8 Method of Selecting Types and Interest Periods for New Advances. The
         ---------------------------------------------------------------
Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Administrative Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Chicago time) at least one (1) Business Day before the Borrowing Date of each Floating Rate Advance and three (3) Business Days before the Borrowing Date for each Eurodollar Advance, specifying:
     (i)  the Borrowing Date, which shall be a Business Day, of such Advance,
     (ii) the aggregate amount of such Advance,
     (iii) the Type of Advance selected, and
     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Chicago time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Chicago to the Administrative Agent at its address specified pursuant to Article XIII. The Administrative Agent will make the funds so received from the Lenders available to the Borrower at the Administrative Agent's aforesaid address.

     2.9 Conversion and Continuation of Outstanding Advances. Floating Rate
         ---------------------------------------------------
Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless (x) such Eurodollar Advance is or was repaid in accordance with Section 2.7 or (y) the Borrower shall have given the Administrative Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Chicago time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

     (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

     2.10 Changes in Interest Rate, etc. Each Floating Rate Advance shall bear
          -----------------------------
interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the Eurodollar Rate determined by the Administrative Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period may end after the Facility Termination Date.

     2.11 Rate Applicable After Default. Notwithstanding anything to the
          -----------------------------
contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuance of a Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that each Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum; provided, that, during the continuance of a Default
     ----
under Section 7.6 or 7.7, the interest rate set forth above shall be applicable without any election or action on the part of the Administrative Agent or any Lender; provided further, that the Applicable Margin shall be deemed to be set at Level VI Status when determining such Floating Rate.

     2.12 Method of Payment. All payments of the Obligations hereunder shall be
          -----------------
made, without setoff, deduction, or counterclaim, in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII, or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Administrative Agent among the Lenders. Each payment delivered to the Administrative Agent for the account of any Lender shall be delivered promptly by the Administrative Agent to such Lender in the same type of funds that the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Lender. The Administrative Agent is hereby authorized to charge the account of the Borrower maintained with Bank One, NA for each payment of principal, interest and fees as it becomes due hereunder.

     2.13 Noteless Agreement; Evidence of Indebtedness. (i) Each Lender shall
          --------------------------------------------
maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (ii) The Administrative Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

     (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) above shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Administrative Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

     (iv) Any Lender may request that its Loans be evidenced by a promissory note (a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit
E. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to

Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

     2.14 Telephonic Notices. The Borrower hereby authorizes the Lenders and the
          ------------------
Administrative Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Administrative Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Administrative Agent a written confirmation, if such confirmation is requested by the Administrative Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Lenders, the records of the Administrative Agent and the Lenders shall govern absent manifest error.

     2.15 Interest Payment Dates; Interest and Fee Basis. Interest accrued on
          ----------------------------------------------
each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof, on any date on which such Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Eurodollar Advances and Facility Fees and Utilization Fees shall be calculated for actual days elapsed on the basis of a 360-day year, and interest on Floating Rate Advances shall be calculated for actual days elapsed on the basis of a 365/366-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance, any fees or any other amounts payable to the Administrative Agent or any Lender hereunder shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

     2.16 Notification of Advances, Interest Rates, Prepayments and Commitment
          --------------------------------------------------------------------
Reductions. Promptly after receipt thereof, the Administrative Agent will notify
----------
each Lender of the contents of each Aggregate Commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

     2.17 Lending Installations. Each Lender may book its Loans at any Lending
          ---------------------
Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Administrative Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

     2.18 Non-Receipt of Funds by the Administrative Agent. Unless the Borrower
          ------------------------------------------------
or a Lender, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Administrative Agent for the account of the Lenders, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

     2.19 Replacement of Lender. If the Borrower is required pursuant to Section
          ---------------------
3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of
Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5.

                                   ARTICLE III

                             YIELD PROTECTION; TAXES

     3.1 Yield Protection. If, on or after the date of this Agreement, the
         ----------------
adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in any such law, rule, regulation, policy, guideline or directive or in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

     (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

     (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

     3.2 Changes in Capital Adequacy Regulations. If a Lender determines the
         ---------------------------------------
amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change (as defined below), then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines (as defined below) or
(ii) any adoption of, change in, or change in the interpretation or administration of any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and
(ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3 Availability of Types of Advances. If any Lender determines that the
         ---------------------------------
making or maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then for so long as any such circumstances exist the Administrative Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be repaid or converted to Floating Rate Advances, subject to the payment of any funding indemnification amounts required by Section 3.4.

     3.4 Funding Indemnification. If any payment of a Eurodollar Advance occurs
         -----------------------
on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise (including, without limitation, prepayments required by Section 3.3), or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any reasonable loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

     3.5 Taxes. (i) All payments by the Borrower to or for the account of any
         -----
Lender or the Administrative Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Administrative Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and
(d) the Borrower shall furnish to the Administrative Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

     (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

     (iii) The Borrower hereby agrees to indemnify the Administrative Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this
Section 3.5) paid by the Administrative Agent or such Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Administrative Agent or such Lender makes demand therefor pursuant to Section 3.6.

     (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service W-8BEN or W-8ECI, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Administrative Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Administrative Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Administrative Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

     (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States or any political subdivision thereof; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

     (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate. For any period during which any Lender has failed to provide the Borrower with such documentation, such Lender shall not be entitled to indemnification under this Section 3.5 with respect to withholding tax to the extent that such exemption or reduction would otherwise have been available.

     (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Administrative Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Administrative Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

     (viii) If the Borrower is required to pay additional amounts to any Lender or the Administrative Agent pursuant to this Section 3.5, then such Lender shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Installation or take other appropriate action so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change or other action in the judgment of such Lender is not otherwise disadvantageous to such Lender.

     3.6 Lender Statements; Survival of Indemnity. To the extent reasonably
         ----------------------------------------
possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall use reasonable efforts to give prompt written notice to the Borrower upon becoming aware of the existence of any circumstances that would give rise to a claim for compensation by such Lender under Section 3.1, 3.2 or 3.5 or that would result in the unavailability of Eurodollar Advances under Section 3.3, but the failure to give such notice shall not affect any of such Lender's rights hereunder. In determining the amount of compensation under Section 3.1, 3.2 or 3.5, each Lender shall act in good faith, and any demand for compensation under
Section 3.1, 3.2 or 3.5
shall be limited to increased costs, reductions in amounts received and reduced returns incurred within 180 days of the date of such demand. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Administrative Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

     4.1 Initial Advance. The Lenders shall not be required to make the initial
         ---------------
Advance hereunder unless the Borrower has furnished to the Administrative Agent with sufficient copies for the Lenders:

     (i) Copies of the articles of incorporation of the Borrower, together with all amendments, and a certificate of good standing, each certified by the appropriate governmental officer in its jurisdiction of incorporation.

     (ii) Copies, certified by the Secretary or Assistant Secretary of the Borrower, of its Code of Regulations and of its Board of Directors' resolutions and of resolutions or actions of any other body authorizing the execution of the Loan Documents to which the Borrower is a party.

     (iii) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Administrative Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower.

     (iv) A certificate, signed by an Authorized Officer of the Borrower, stating that on the initial Borrowing Date no Default or Unmatured Default has occurred and is continuing.

     (v) A written opinion of the Borrower's general counsel addressed to the Lenders in substantially the form of Exhibit A.

     (vi) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

     (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

     (viii) Evidence of the termination of the Long-Term Revolving Credit Agreement, dated as of December 30, 1998, as amended, by and among the Borrower, the banks party thereto, and Bank One, NA as administrative agent thereunder, the termination of the Short-Term Revolving Credit Agreement, dated as of December 30, 1998, as amended, by and among the Borrower, the banks party thereto, and Bank One, NA, as administrative agent thereunder and, in each case, evidence of the repayment in full of all Debt and other obligations thereunder.

     (ix) Such other documents as any Lender or its counsel may have reasonably requested.

     4.2 Each Advance. The Lenders shall not be required to make any Advance
         ------------
unless on the applicable Borrowing Date:

     (i)  There exists no Default or Unmatured Default.

     (i) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

          Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants to the Lenders that:

     5.1 Existence and Standing. The Borrower is a corporation organized under
         ----------------------
the laws of the State of Ohio. Each of the Borrower's Subsidiaries is a corporation, partnership or limited liability company duly and properly incorporated or organized, as the case may be under the laws of its jurisdiction of incorporation or organization. Each of the Borrower and its Subsidiaries is validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to have such authority could not reasonably be expected to have a Material Adverse Effect.

     5.2 Authorization and Validity. The Borrower has the corporate power and
         --------------------------
authority and legal right to execute and deliver the Loan Documents and to perform its obligations thereunder. The execution and delivery by the Borrower of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which the Borrower is a party constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3 No Conflict; Government Consent. Neither the execution and delivery by
         -------------------------------
the Borrower of the Loan Documents, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate
(i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, code of regulations, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

     5.4 Financial Statements. The September 30, 2001 consolidated financial
         --------------------
statements of the Borrower and its Subsidiaries heretofore delivered to the Lenders were prepared in accordance with generally accepted accounting principles in effect on the date such statements were prepared and fairly present the consolidated financial condition and operations of the Borrower and its Subsidiaries at such date and the consolidated results of their operations for the period then ended, subject to normal year-end adjustments.

     5.5 Material Adverse Change. Since September 30, 2001, there has been no
         -----------------------
change in the business, Property, condition (financial or otherwise), prospects or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

     5.6 Taxes. The Borrower and its Subsidiaries have filed all United States
         -----
federal tax returns and all other material tax returns which are required to be filed and have paid all United States federal income taxes and all other material taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with Agreement Accounting Principles. The United States income tax returns of the Borrower and its Subsidiaries have been audited by the Internal Revenue Service through the fiscal year ended December 31, 1996. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7 Litigation and Contingent Obligations. Except as set forth on Schedule
         -------------------------------------
5.7, there is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. On the date of this Agreement, other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material Contingent Obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

     5.8 Subsidiaries. Schedule 5.8 contains an accurate list of all
         ------------
Subsidiaries of the Borrower as of the date of this Agreement, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

     5.9 ERISA. The Unfunded Liabilities of all Single Employer Plans do not in
         -----
the aggregate exceed $0. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

     5.10 Accuracy of Information. No information, exhibit or report furnished
          -----------------------
by the Borrower or any of its Subsidiaries to the Administrative Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained, as of the date so furnished, any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

     5.11 Regulation U. Margin stock (as defined in Regulation U) constitutes
          ------------
less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

     5.12 Material Agreements. Neither the Borrower nor any Subsidiary is a
          -------------------
party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect.

     5.13 Compliance With Laws. The Borrower and its Subsidiaries have complied
          --------------------
in all material respects with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

     5.14 Ownership of Properties. On the date of this Agreement, the Borrower
          -----------------------
and its Subsidiaries have good title, free of all Liens other than those set forth on Schedule 6.13 or otherwise permitted by Section 6.13, to all of the Property and assets reflected in the Borrower's consolidated financial statements as of September 30, 2001 provided to the Administrative Agent as owned by the Borrower and its Subsidiaries, other than such Property or assets sold or otherwise disposed of in the ordinary course of business since the date of such consolidated financial statements, except for such defects in title as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

     5.15 Plan Assets; Prohibited Transactions. The Borrower is not an entity
          ------------------------------------
deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

     5.16 Environmental Matters. In the ordinary course of its business, the
          ---------------------
officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

     5.17 Investment Company Act. Neither the Borrower nor any Subsidiary is an
          ----------------------
"investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

     5.18 Public Utility Holding Company Act. The Borrower is an exempt holding
          ----------------------------------
company, within the meaning of the Public Utility Holding Company Act of 1935, as amended, pursuant to Section 3(a)(1) of such Act.

                                   ARTICLE VI

                                    COVENANTS

          During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

     6.1 Financial Reporting. The Borrower will maintain, for itself and each
         -------------------
Subsidiary, a system of accounting established and administered in accordance with generally accepted accounting principles, and furnish to the Lenders:

     (i) Within 90 days after the close of each of its fiscal years, an unqualified (except for qualifications relating to changes in accounting principles or practices reflecting changes in generally accepted accounting principles and required or approved by the Borrower's independent certified public accountants) audit report certified by independent certified public accountants of recognized international standing, prepared in accordance with Agreement Accounting Principles on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by a certificate of said accountants that, in the course of their examination necessary for their certification of the foregoing, they have obtained no knowledge of any Default or Unmatured Default, or if, in the opinion of such accountants, any Default or Unmatured Default shall exist, stating the nature and status thereof.

     (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by an Authorized Officer, prepared in accordance with Agreement Accounting Principles, subject to normal year-end adjustments.

     (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by an Authorized Officer showing the calculations necessary to determine compliance with Section 6.17 of this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

     (iv) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

     (v) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by an Authorized Officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

     (vi) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries, which, in either case, could reasonably be expected to have a Material Adverse Effect.

     (vii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

     (viii) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the Securities and Exchange Commission.

     (ix) Such other information (including non-financial information) as the Administrative Agent or any Lender may from time to time reasonably request.

     6.2 Use of Proceeds. The Borrower will, and, when applicable, will cause
         ---------------
each Subsidiary to, use the proceeds of the Advances for general corporate purposes, including, without limitation, as liquidity support for the Borrower's commercial paper program. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U) in any manner that would violate, or cause any Lender to be in violation of, Regulation U.

     6.3 Notice of Default. The Borrower will, and will cause each Subsidiary
         -----------------
to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise, which could reasonably be expected to have a Material Adverse Effect.

     6.4 Conduct of Business. The Borrower will, and will cause Dayton Power to,
         -------------------
do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation, and the Borrower will, and will cause each Subsidiary to, maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted, except to the extent that the failure to maintain such authority could not reasonably be expected to have a Material Adverse Effect.

     6.5 Taxes. The Borrower will, and will cause each Subsidiary to, timely
         -----
file complete and correct United States federal and applicable material foreign, state and local tax returns required by law and pay when due all federal income taxes and all other material taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with Agreement Accounting Principles.

     6.6 Insurance. The Borrower will, and will cause each Subsidiary to,
         ---------
maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice (after giving effect to customary amounts of self-insurance), and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

     6.7 Compliance with Laws. The Borrower will, and will cause each Subsidiary
         --------------------
to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

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

     6.8 Maintenance of Properties. The Borrower will, and will cause each
         -------------------------
Subsidiary to, do all things necessary to maintain, preserve, protect and keep its material Property in accordance with the standard of care typical in the industries in which the Borrower and its Subsidiaries operate.

     6.9 Inspection. The Borrower will, and will cause each Subsidiary to,
         ----------
permit or, in the case of properties, books, records or Persons not within its immediate control, promptly take such actions as are reasonably practicable in order to permit, representatives (whether or not officers or employees) of the Administrative Agent or any Lender, from time to time, as often as may be reasonably requested, but only during normal business hours, upon two Business Days' notice, to (i) visit and inspect any properties of the Borrower and each of its Subsidiaries, (ii) inspect and make extracts from their books and records, including but not limited to management letters prepared by the Borrower's independent accountants, and (iii) discuss with their principal officers, and their independent accountants, their respective businesses, assets, liabilities, financial conditions, results of operations and business prospects. If a Default shall have occurred and be continuing, all reasonable out-of-pocket costs and expenses incurred in connection with the foregoing shall be borne by, or promptly on demand by any Lender be reimbursed by, the Borrower.

     6.10 Merger. The Borrower will not, nor will it permit any Subsidiary to,
          ------
merge or consolidate with or into any other Person, except that, if after giving effect thereto no Default or Unmatured Default would exist, this Section 6.10 shall not apply to (i) any merger or consolidation of the Borrower or Dayton Power with any one or more Persons, provided, however, that the Borrower or Dayton Power, as applicable, shall be the continuing Person in any such merger or consolidation and (ii) any merger or consolidation of a Subsidiary of the Borrower other than Dayton Power with any one or more Persons, provided, however, that the continuing Person in any such merger or consolidation shall be a Subsidiary of the Borrower.

     6.11 Sale of Assets. The Borrower will not, nor will it permit Dayton Power
          --------------
to, lease, sell or otherwise dispose of all or substantially all of its Property to any other Person.

     6.12 Investments and Acquisitions. The Borrower will not, nor will it
          ----------------------------
permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to make any Acquisition of any Person, except:

     (i) Investments in customary cash equivalents in a manner substantially consistent with the Borrower's policies and practices as of the date of this Agreement.

     (ii) Existing Investments as of September 30, 2001.

     (iii) Investments by Dayton Power in its Subsidiaries.

     (iv) Investments in the Non-Utility Subsidiaries and in other non-utility businesses in compliance with applicable law.

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

     (v)  Permitted Acquisitions.

     6.13 Liens. The Borrower will not, nor will it permit any Subsidiary to,
          -----
create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

     (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with Agreement Accounting Principles shall have been set aside on its books.

     (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

     (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (iv) Easements, restrictions, rights of way, encroachments and such other encumbrances or charges against real property which do not in any material way interfere with the use thereof in the business of the Borrower or its Subsidiaries.

     (v) Liens existing on the date hereof and described in Schedule 6.13 and any Lien constituting a renewal, extension or replacement of any such scheduled Lien, but only, in the case of each such renewal, extension or replacement Lien, if (A) the principal amount of the obligation secured by such Lien does not exceed the principal amount of the obligation so secured at the time of the extension, renewal or replacement plus any premium incurred in the refinancing of such obligation, (B) the obligation secured by such Lien bears interest at a rate per annum that is commercially reasonable at the time such obligation is incurred and (C) such renewal, extension or replacement Lien is limited to all or a part of the property or asset that was subject to the Lien extended, renewed or replaced and to fixed improvements thereafter erected on such property or asset.

     (vi) Liens on Property of Dayton Power (A) securing Dayton Power's First Mortgage Bonds issued pursuant to the Indenture dated as of October 1, 1935, as amended and supplemented, between Dayton Power and The Bank of New York or (B) in connection with collateralized pollution control bonds.

     (vii) Liens incurred in the ordinary course of business securing the performance of bids, trade contracts, leases (other than Capitalized Leases), statutory obligations, security or appeal bonds and other similar obligations, and judgment liens to the extent enforcement thereof is effectively stayed, provided that full provision for the payment of all such obligations shall have been made on the books of the Borrower or such Subsidiary as may be required by Agreement Accounting Principles.

     (viii) Bankers' liens and rights of setoff arising by operation of law and contractual rights of setoff.

     (ix) Liens existing on any Property at the time such Property is acquired or on any Property of any entity at the time such entity becomes, or is merged into, a Subsidiary of the Borrower, and in either case not created in anticipation of such event, and purchase money Liens incurred to finance the acquisition of Property, provided that the aggregate principal amount of Debt outstanding at any time incurred or assumed pursuant to this clause (ix) shall not exceed an amount equal to 5% of Consolidated Tangible Assets at such time.

     6.14 Dividends. The Borrower shall not permit Dayton Power or any of its
          ---------
Subsidiaries to enter into any Contract or otherwise create or cause or permit to exist or become effective any consensual restriction, limiting the ability (whether by covenant, event of default or otherwise) of Dayton Power or its Subsidiaries to (i) pay dividends or make any other distributions on shares of its capital stock held by the Borrower or any other Subsidiary or (ii) pay any obligation owed to the Borrower or any other Subsidiary, provided, however, that this Section 6.14 shall not apply to (x) Permitted Restrictive Covenants, or (y) Contracts or consensual restrictions between Dayton Power and any governmental authority regulating Dayton Power, but only (I) to the extent that such Contracts or restrictions set rates that Dayton Power may charge its customers (including the inclusion or exclusion of assets in Dayton Power's rate base) or
(II) that are not primarily intended by such governmental authority to limit the ability of Dayton Power to pay dividends or make any other distributions on shares of its capital stock held by the Borrower or any other Subsidiary or pay any obligation owed to the Borrower or any other Subsidiary and which do not restrict Dayton Power's ability to make payments of, or pay any obligation owed to the Borrower or any other Subsidiary out of or from, amounts otherwise available for such payments under applicable law other than as a result of a general reduction of net income of Dayton Power or any of its Subsidiaries.

     6.15 Intentionally Omitted.
          ---------------------

     6.16 Affiliates. The Borrower will not, and will not permit any Subsidiary
          ----------
to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

     6.17 Financial Covenants.
          -------------------

     (a) The Borrower shall not permit Consolidated Debt to exceed 72% of Consolidated Total Capitalization

     (b) The Borrower shall not permit the Fixed Charge Coverage Ratio, determined as of the end of each of its fiscal quarters for the four fiscal quarter period then ended, to be less than 1.10 to 1; provided, however, that the Borrower shall not be required to comply with this
          Section 6.17(b) as of the end of any fiscal quarter if, as of such date, the Borrower's Moody's Rating (as defined in the Pricing Schedule) was Baa2 or better and the Borrower's S&P Rating (as defined in the Pricing Schedule) was BBB or better.

     6.18 Financial Contracts. The Borrower shall not, and shall not permit any
          -------------------
Subsidiary to, enter into any Financial Contract other than Financial Contracts pursuant to which the Borrower or such Subsidiary has hedged its reasonably estimated interest rate, foreign currency or commodity exposure, and not for speculative purposes.

     6.19 Margin Stock. The Borrower shall not permit margin stock (as defined
          ------------
in Regulation U) to constitute 25% or more of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge or other restriction hereunder.

                                   ARTICLE VII

                                    DEFAULTS

     The occurrence of any one or more of the following events shall constitute a Default:

     7.1 Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Administrative Agent under or in connection with this Agreement, any Loan, or any certificate or document delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

     7.2 Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any fee or other payment obligations under any of the Loan Documents within five days after the same becomes due.

     7.3 The breach by the Borrower of any of the terms or provisions of Section 6.2, 6.10, 6.11, 6.12, 6.13, 6.14, 6.16, or 6.17.

     7.4 The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within thirty (30) days after written notice from the Administrative Agent or any Lender.

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

     7.5 Failure of the Borrower or any of its Subsidiaries to pay when due any Debt aggregating in excess of $10,000,000 ("Material Debt"); or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Debt was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Debt to cause, such Material Debt to become due prior to its stated maturity; or any Material Debt of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.6 The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors, (iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in Section 7.7.

     7.7 Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.8 Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

     7.9 The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) in excess of $10,000,000 (or the equivalent thereof in currencies other than U.S. Dollars) in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10 The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $20,000,000 or any Reportable Event shall occur in connection with any Plan.

     7.11 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that it has incurred withdrawal liability to such Multiemployer Plan in an amount which, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Borrower or any other member of the Controlled Group as withdrawal liability (determined as of the date of such notification), exceeds $10,000,000 or requires payments exceeding $10,000,000 per annum.

     7.12 The Borrower or any other member of the Controlled Group shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if as a result of such reorganization or termination the aggregate annual contributions of the Borrower and the other members of the Controlled Group (taken as a whole) to all Multiemployer Plans which are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the respective plan years of each such Multiemployer Plan immediately preceding the plan year in which the reorganization or termination occurs by an amount exceeding $10,000,000.

     7.13 The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

     7.14 Any Change in Control shall occur.

     7.15 The representations and warranties set forth in Section 5.15 shall at any time not be true and correct.

                                  ARTICLE VIII

                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

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

     8.1 Acceleration. If any Default described in Section 7.6 or 7.7 occurs
         ------------
with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Lender. If any other Default occurs, the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

     If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

     8.2 Amendments. Subject to the provisions of this Article VIII, the
         ----------
Required Lenders (or the Administrative Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

     (i) Extend the final maturity of any Loan or postpone any regularly scheduled payment of principal of any Loan or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

     (ii) Reduce the percentage specified in the definition of Required Lenders.

     (iii) Extend the Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.2, or increase the amount of the Aggregate Commitment or of the Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

     (iv) Amend this Section 8.2.

     (v) No amendment of any provision of this Agreement relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent. The Administrative Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

     8.3 Preservation of Rights. No delay or omission of the Lenders or the
         ----------------------
Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Lenders until the Obligations have been paid in full.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1 Survival of Representations. All representations and warranties of the
         ---------------------------
Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

     9.2 Headings. Section headings in the Loan Documents are for convenience of
         --------
reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.3 Entire Agreement. The Loan Documents embody the entire agreement and
         ----------------
understanding among the Borrower, the Administrative Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Administrative Agent and the Lenders relating to the subject matter thereof other than the fee letter described in Section 10.13.

     9.4 Several Obligations; Benefits of this Agreement. The respective
         -----------------------------------------------
obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or Administrative Agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns, provided, however, that the parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.5, 9.9 and 10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name to the same extent as if it were a party to this Agreement.

     9.5 Expenses; Indemnification. (i) The Borrower shall reimburse the
         -------------------------
Administrative Agent and the Arranger for any reasonable out-of-pocket costs and expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent) paid or incurred by the Administrative Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents. The Borrower also agrees to reimburse the Administrative Agent, the Arranger and the Lenders for any reasonable out-of-pocket costs and expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, the Arranger and the Lenders, which attorneys may be employees of the Administrative Agent, the Arranger or the Lenders) paid or incurred by the Administrative Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One, NA may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One, NA from information furnished to it by or on behalf of the Borrower, after Bank One, NA has exercised its rights of inspection pursuant to this Agreement.

     (ii) The Borrower hereby further agrees to indemnify the Administrative Agent, the Arranger and each Lender, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger or any Lender is a party thereto) (collectively, "Claims") which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder, except to the extent that they (A) are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification or (B) arise from a dispute between any Lenders or between any Lender and the Administrative Agent. No party entitled to indemnification hereunder shall enter into a settlement or other compromise or consent to a judgment with respect to any Claim without the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed). The entering into of any such settlement or compromise or consent without the Borrower's prior written consent (unless the withholding of such consent by the Borrower requested by such party shall have been unreasonable) shall constitute a waiver by such party of its rights of indemnification hereunder in respect of such matter. The obligations of the Borrower under this Section 9.5 shall survive the termination of this Agreement.

     9.6 Numbers of Documents. All statements, notices, closing documents, and
         --------------------
requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Lenders.

     9.7 Accounting. Except as provided to the contrary herein, all accounting
         ----------
terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with Agreement Accounting Principles, except that any calculation or determination which is to be made on a consolidated basis shall be made for the Borrower and all its Subsidiaries, including those Subsidiaries, if any, which are unconsolidated on the Borrower's audited financial statements.

     9.8 Severability of Provisions. Any provision in any Loan Document that is
         --------------------------
held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

     9.9 Nonliability of Lenders. The relationship between the Borrower on the
         -----------------------
one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrower and lender. Neither the Administrative Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Administrative Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Administrative Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Administrative Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

     9.10 Confidentiality. Each Lender and the Administrative Agent agree to
          ---------------
hold any confidential information which it may receive from the Borrower or any of its Subsidiaries pursuant to this Agreement in confidence, not to use any of such confidential information for any purpose other than as may be reasonably required in connection with its participation in the transactions contemplated hereby and not to disclose any of such confidential information to any other Person, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process,
(v) to any Person in connection with any legal proceeding in connection with this Agreement to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements in connection with this Agreement or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4; provided, however, that the Person to whom any such confidential information is disclosed pursuant to the foregoing clauses (i), (ii), (vi) or (vii) shall be subject to the confidentiality obligations in favor of the Borrower and its Subsidiaries set forth in this Section 9.10.

     9.11 Nonreliance. Each Lender hereby represents that it is not relying on
          -----------
or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

                                    ARTICLE X

                            THE ADMINISTRATIVE AGENT

     10.1 Appointment; Nature of Relationship. Bank One, NA is hereby appointed
          -----------------------------------
by each of the Lenders as its contractual representative (herein referred to as the "Administrative Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Administrative Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Administrative Agent agrees to act as such contractual representative upon the express conditions contained in this Article X. Notwithstanding the use of the defined term "Administrative Agent," it is expressly understood and agreed that the Administrative Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Administrative Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Administrative Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-102 of the Uniform Commercial Code and
(iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Administrative Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

     10.2 Powers. The Administrative Agent shall have and may exercise such
          ------
powers under the Loan Documents as are specifically delegated to the Administrative Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Administrative Agent.

     10.3 General Immunity. Neither the Administrative Agent nor any of its
          ----------------
directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

     10.4 No Responsibility for Loans, Recitals, etc. Neither the Administrative
          ------------------------------------------
Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Administrative Agent; (d) the existence or possible existence of any Default or Unmatured Default; and (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith. The Administrative Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Administrative Agent at such time, but is voluntarily furnished by the Borrower to the Administrative Agent (either in its capacity as Administrative Agent or in its individual capacity).

     10.5 Action on Instructions of Lenders. The Administrative Agent shall in
          ---------------------------------
all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Administrative Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

     10.6 Employment of Administrative Agents and Counsel. The Administrative
          -----------------------------------------------
Agent may execute any of its duties as Administrative Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized Administrative Agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Administrative Agent and the Lenders and all matters pertaining to the Administrative Agent's duties hereunder and under any other Loan Document.

     10.7 Reliance on Documents; Counsel. The Administrative Agent shall be
          ------------------------------
entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent, which counsel may be employees of the Administrative Agent.

     10.8 Administrative Agent's Reimbursement and Indemnification. The Lenders
          --------------------------------------------------------
agree to reimburse and indemnify the Administrative Agent ratably in proportion to their respective Commitments (or, if the Commitments have been terminated, in proportion to their Commitments immediately prior to such termination) (i) for any amounts not reimbursed by the Borrower for which the Administrative Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Administrative Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any such expenses incurred by the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Administrative Agent in connection with any dispute between the Administrative Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (i) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Administrative Agent and (ii) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

     10.9 Notice of Default. The Administrative Agent shall not be deemed to
          -----------------
have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

     10.10 Rights as a Lender. In the event the Administrative Agent is a
           ------------------
Lender, the Administrative Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" or "Lenders" shall, at any time when the Administrative Agent is a Lender, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

     10.11 Lender Credit Decision. Each Lender acknowledges that it has,
           ----------------------
independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

     10.12 Successor Administrative Agent. The Administrative Agent may resign
           ------------------------------
at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Administrative Agent or, if no successor

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

Administrative Agent has been appointed, forty-five days after the retiring Administrative Agent gives notice of its intention to resign. The Administrative Agent may be removed at any time with or without cause by written notice received by the Administrative Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Lenders, a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders within thirty days after the resigning Administrative Agent's giving notice of its intention to resign, then the resigning Administrative Agent may appoint, on behalf of the Lenders, a successor Administrative Agent. Notwithstanding the previous sentence, the Administrative Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Administrative Agent hereunder. If the Administrative Agent has resigned or been removed and no successor Administrative Agent has been appointed, the Lenders may perform all the duties of the Administrative Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Administrative Agent shall be deemed to be appointed hereunder until such successor Administrative Agent has accepted the appointment. Any such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Administrative Agent. Upon the effectiveness of the resignation or removal of the Administrative Agent, the resigning or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Administrative Agent, the provisions of this
Article X shall continue in effect for the benefit of such Administrative Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Administrative Agent by merger, or the Administrative Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Prime Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Administrative Agent.

     10.13 Administrative Agent's Fee. The Borrower agrees to pay to the
           --------------------------
Administrative Agent, for its own account, the fees agreed to by the Borrower and the Administrative Agent pursuant to that certain letter agreement dated November 15, 2001, or as otherwise agreed from time to time.

     10.14 Delegation to Affiliates. The Borrower and the Lenders agree that the
           ------------------------
Administrative Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Administrative Agent is entitled under Articles IX and X.

     10.15 Syndication Agent. No Lender identified herein as the "Syndication
           -----------------
Agent" shall have any right, duty, obligation, power, liability, or responsibility hereunder other than those applicable to any Person in its capacity as a Lender hereunder.

                                   ARTICLE XI

                            SETOFF; RATABLE PAYMENTS

     11.1 Setoff. In addition to, and without limitation of, any rights of the
          ------
Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Debt at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part hereof, shall then be due.

     11.2 Ratable Payments. If any Lender, whether by setoff or otherwise, has
          ----------------
payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.

                                   ARTICLE XII

                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

     12.1 Successors and Assigns. The terms and provisions of the Loan Documents
          ----------------------
shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section
12.3. Notwithstanding clause (ii) of this Section, any Lender may at any time, without the consent of the Borrower or the Administrative Agent, assign all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Lender from its obligations hereunder. The Administrative Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with
Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of the rights to any Loan or any Note agrees by acceptance of such transfer or assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan (whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder, transferee or assignee of the rights to such Loan.

     12.2 Participations.
          --------------

          12.2.1 Permitted Participants; Effect. Any Lender may, in the ordinary
                 ----------------------
course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

          12.2.2 Voting Rights. Each Lender shall retain the sole right to
                 -------------
approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Facility Termination Date, or postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment.

          12.2.3 Benefit of Setoff. The Borrower agrees that each Participant
                 -----------------
shall be deemed to have the right of setoff provided in Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

     12.3 Assignments.
          -----------

          12.3.1 Permitted Assignments. Any Lender may, in the ordinary course
                 ---------------------
of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents.

Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Administrative Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment shall (unless it is to a Lender or an Affiliate thereof or each of the Borrower and the Administrative Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's Commitment (calculated as at the date of such assignment).

          12.3.2 Effect; Effective Date. Upon (i) delivery to the Administrative
                 ----------------------
Agent of a notice of assignment, substantially in the form attached as Exhibit I to Exhibit C (a "Notice of Assignment"), together with any consents required by
Section 12.3.1, and (ii) payment of a $4,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Administrative Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Administrative Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.
Special Purpose Funding Vehicles. Notwithstanding anything to the contrary
--------------------------------
contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 12.3.3, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This Section 12.3.3 may not be amended without the written consent of the SPC.

     12.4 Dissemination of Information. The Borrower authorizes each Lender to
          ----------------------------
disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.10 of this Agreement.

     12.5 Tax Treatment. If any interest in any Loan Document is transferred to
          -------------
any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).

                                  ARTICLE XIII

                                     NOTICES

     13.1 Notices. Except as otherwise permitted by Section 2.08 with respect to
          -------
borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Administrative Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Lender, at its address or facsimile number set forth in its completed administrative questionnaire as delivered to the Administrative Agent, or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Administrative Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when

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

delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Administrative Agent under Article II shall not be effective until received.

     13.2 Change of Address. The Borrower, the Administrative Agent and any
          -----------------
Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.

                                   ARTICLE XIV

                                  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Administrative Agent and the Lenders and each party has notified the Administrative Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV

          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

     15.1 CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A
          -------------
CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

     15.2 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO
          -----------------------
THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO, ILLINOIS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS OR THE CITY IN

WHICH THE CHIEF EXECUTIVE OFFICE OF THE ADMINISTRATIVE AGENT OR SUCH LENDER OR AFFILIATE, AS THE CASE MAY BE, IS LOCATED.

     15.3 WAIVER OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH
          --------------------
LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

               The remainder of this page is intentionally blank.

          IN WITNESS WHEREOF, the Borrower, the Lenders and the Administrative Agent have executed this Revolving Credit Agreement as of the date first above written.

                                           DPL INC.


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:
                                           Address:
                                           Attention:
                                           Telephone:
                                           Facsimile:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           BANK ONE, NA,individually and as
                                           Administrative Agent


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:
                                           Address:   1 Bank One Plaza
                                                      Chicago, IL 60670
                                           Attention:
                                           Telephone:
                                           Facsimile:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           KEYBANK NATIONAL ASSOCIATION,
                                           individually and as Syndication Agent


                                           By:
                                               ---------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           HUNTINGTON NATIONAL BANK


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           FIFTH THIRD BANK, WESTERN OHIO


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           NATIONAL CITY BANK


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           FLEET NATIONAL BANK


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                           UNION BANK OF CALIFORNIA, N.A.


                                           By:
                                              ----------------------------------
                                                Name:
                                                Title:

              Signature Page to 2001 DPL Revolving Credit Agreement

                                PRICING SCHEDULE

--------------------------------------------------------------------------------
   APPLICABLE     LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
     MARGIN       STATUS     STATUS     STATUS      STATUS    STATUS     STATUS
--------------------------------------------------------------------------------
Eurodollar Rate    0.23%     0.375%      0.60%       0.70%     0.925%    1.50%
--------------------------------------------------------------------------------
Alternate Base        0%         0%         0%          0%         0%    0.25%
    Rate
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     STATUS       LEVEL I   LEVEL II   LEVEL III   LEVEL IV   LEVEL V   LEVEL VI
                  STATUS     STATUS     STATUS      STATUS    STATUS     STATUS
--------------------------------------------------------------------------------
Applicable Fee    0.095%     0.125%      0.15%      0.175%      0.20%    0.25%
    Rate
--------------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

     "Level I Status" exists at any date if, on such date, the Borrower's Moody's Rating is Aa3 or better or the Borrower's S&P Rating is AA- or better.

     "Level II Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status and (ii) the Borrower's Moody's Rating is A2 or better or the Borrower's S&P Rating is A or better.

     "Level III Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Borrower's Moody's Rating is Baa1 or better or the Borrower's S&P Rating is BBB+ or better.

     "Level IV Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Borrower's Moody's Rating is Baa2 or better or the Borrower's S&P Rating is BBB or better.

     "Level V Status" exists at any date if, on such date, (i) the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status and (ii) the Borrower's Moody's Rating is Baa3 or better or the Borrower's S&P Rating is BBB- or better.

     "Level VI Status" exists at any date if, on such date, the Borrower has not qualified for Level I Status, Level II Status, Level III Status, Level IV Status, or Level V Status.

     "Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

         "S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Borrower's senior unsecured long-term debt securities without third-party credit enhancement.

     "Status" means Level I Status, Level II Status, Level III Status, Level IV Status, Level V Status or Level VI Status.

     The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Borrower has no Moody's Rating or no S&P Rating, Level VI Status shall exist.

     If the Borrower is split-rated and the ratings differential is one level, the better rating will apply. If the Borrower is split-rated and the ratings differential is two levels or more, the intermediate rating at the midpoint will apply. If there is no midpoint, the higher of the intermediate ratings will apply.

                                   SCHEDULE I

                                   COMMITMENTS

Lender                                                              Commitments
------                                                             ------------

Bank One, NA                                                       $ 43,750,000
KeyBank National Association                                       $ 43,750,000
Fleet National Bank                                                $ 35,000,000
Fifth Third Bank, Western Ohio                                     $ 22,500,000
National City Bank                                                 $ 20,000,000
Huntington National Bank                                           $ 20,000,000
Union Bank of California, N.A.                                     $ 15,000,000

                                            Total                  $200,000,000

                                  SCHEDULE 5.7

                      LITIGATION AND CONTINGENT OBLIGATIONS

                                  SECTION 6.13

                                      LIENS

                                    EXHIBIT A

                                 FORM OF OPINION

                                   (Attached)

                                    EXHIBIT B

                             COMPLIANCE CERTIFICATE

To:  The Lenders party to the
     Credit Agreement described below
     This Compliance Certificate is furnished pursuant to that certain Revolving Credit Agreement dated as of December 21, 2001 (as amended, modified, renewed or extended from time to time, the "Agreement") among DPL Inc. (the "Borrower"), the lenders party thereto, KeyBank National Association, as Syndication Agent, and Bank One, NA, as Administrative Agent for the Lenders. Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Agreement.

     THE UNDERSIGNED HEREBY CERTIFIES THAT:

     1. I am the duly elected           of the Borrower;
                             -----------

     2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements;

     3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Default or Unmatured Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below; and

     4. Schedule I attached hereto sets forth financial data and computations evidencing the Borrower's compliance with Section 6.17 of the Agreement, all of which data and computations are true, complete and correct.

     Described on the attached Annex I are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

     The foregoing certifications, together with the computations set forth in
Schedule I hereto and the financial statements delivered with this Certificate
in support hereof, are made and delivered this    day of    ,    .
                                              ----      ---- ----

                      SCHEDULE I TO COMPLIANCE CERTIFICATE

                      Compliance as of        ,      with
                                      -------  ------
                      Provisions of        and       of
                                    -------   -------

                                  the Agreement

                                    EXHIBIT C

                              ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between
                    (the "Assignor") and                     (the "Assignee") is
-------------------                      -------------------
dated as of                   ,     . The parties hereto agree as follows:
            ------------------  ----

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Revolving Credit
        ---------------------
Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the
        -------------------------
Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of
Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the
        --------------
"Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Administrative Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Administrative Agent. Such Notice of Assignment must include any consents required to be delivered to the Administrative Agent by Section 12.3.1 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENT OBLIGATIONS. On and after the Effective Date, the Assignee shall
        -------------------
be entitled to receive from the Administrative Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The Assignee shall advance funds directly to the Administrative Agent with respect to all Loans made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (a) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (b) with respect to each Eurodollar Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, on the earliest of (i) the last day of the Interest Period therefor, (ii) such earlier date agreed to by the Assignor and the Assignee and
(iii)
the date on which any such Eurodollar Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (such earliest date being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an
                    ------------
amount equal to the principal amount of the portion of such Eurodollar Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Eurodollar Rate Loan shall be the Effective Date, they shall agree on the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Eurodollar Rate Loan (the "Agreed Interest Rate") and any interest received by
                           --------------------
the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Borrower with respect to any Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Eurodollar Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Eurodollar Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Eurodollar Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Eurodollar Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (a) any principal payments received from the Administrative Agent with respect to Eurodollar Rate Loans prior to the Payment Date and (b) any amounts of interest on Loans and fees received from the Administrative Agent which relate to the portion of the Loans or Commitment assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans, or the Payment Date, in the case of Eurodollar Rate Loans, and not previously paid by the Assignee to the Assignor.]/1/ In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

     5. FEES PAYABLE BY THE ASSIGNEE. The Assignee agrees to pay    % of the
        ----------------------------                            ---
processing fee required to be paid to the Administrative Agent in connection with this Assignment Agreement pursuant to Section 12.3.2 of the Credit
                                           --------------
Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S
        --------------------------------------------------------------
LIABILITY. The Assignor represents and warrants that it is the legal and
---------
beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (a) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Lenders a security interest in assets of the Borrower or any guarantor, (b) any representation, warranty or statement made in or in connection with any of the Loan Documents, (c) the financial condition or creditworthiness of the Borrower or any guarantor, (d) the performance of or compliance with any of the terms or provisions of any of the Loan Documents,

----------
/1/ Each Assignor may insert standard payment provisions in lieu of the foregoing payment terms.

(e) inspecting any of the Property, books or records of the Borrower, (f) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (g) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (a) confirms that it has
        -------------------------------
received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (c) appoints and authorizes the agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender, (e) agrees that its payment instructions and notice instructions are as set forth in the attachment to Schedule 1[,] [and] (e) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA [and (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes]./2/

     8. INDEMNITY. The Assignee agrees to indemnify and hold harmless the
        ---------
Assignor against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall
        ----------------------
have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the
                           --------------
rights which are assigned to the Assignee hereunder to any entity or person, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (b) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate
         ----------------------------------
Commitment occurs between the date of this Assignment Agreement and the Effective

----------
/2/ To be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

Date, the percentage interest specified in Item 3 of Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of
         ----------------
Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

     12. GOVERNING LAW. This Assignment Agreement shall be governed by the
         -------------
internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the
         -------
manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the addresses set forth in the attachment to Schedule 1.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                [NAME OF ASSIGNOR]


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------


                                                [NAME OF ASSIGNEE]


                                                By:
                                                   -----------------------------
                                                Title:
                                                      --------------------------

                                   SCHEDULE 1

                             to Assignment Agreement

1. Description and Date of Credit Agreement: Revolving Credit Agreement, dated as of December 21, 2001, by and among DPL Inc., the lenders party thereto, KeyBank National Association, as Syndication Agent, and Bank One, NA, as Administrative Agent thereunder.
2.   Date of Assignment Agreement:               ,
                                   -------------
3.   Amounts (As of Date of Item 2 above):
     .    Total of Commitments*
          under Credit Agreement                $
     .    Assignee's Percentage of               ----------------------
          the facility purchased
          under the Assignment
          Agreement**                                  %
     .    Amount of                             -------
          Assigned Share in the
          facility purchased under
          the Assignment
          Agreement                             $
4.   Assignee's Aggregate                        ----------------------
     Commitment Amount*
     Purchased Hereunder:                       $
5.   Proposed Effective                          ----------------------
     Date:
     Accepted and Agreed:                       ----------, -------

         [NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]


By:                                        By:
   --------------------------------           ----------------------------------

Title:                                     Title:
      -----------------------------              -------------------------------

* If a Commitment has been terminated, insert outstanding Loans in place of Commitment.
**   Percentage taken to 10 decimal places.

                Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

                        ADMINISTRATIVE INFORMATION SHEET
                        --------------------------------
         Attach Assignor's Administrative Information Sheet, which must include notice addresses for the Assignor and the Assignee

                                    EXHIBIT I

                             to Assignment Agreement

                                     NOTICE

                                  OF ASSIGNMENT

                                     [DATE]

To:     [DPL, Inc.
        1065 Woodman Drive
        Dayton, Ohio  45432]*

        Bank One, NA
                 as Administrative Agent
        1 Bank One Plaza
        Chicago, IL 60670
        Attention:
        Facsimile:
        Confirmation:
From:   [NAME OF ASSIGNOR] (the "Assignor")

        [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to that Revolving Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to DPL Inc. (the "Borrower") and the Administrative Agent pursuant to Section 12.3.2 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of [DATE] (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Administrative Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1 and 12.3.2 of the Credit Agreement have been delivered to the Administrative Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

* To be included only if consent must be obtained from the Borrower pursuant to Section 12.3.1 of the Credit Agreement.

     4. The Assignor and the Assignee hereby give to the Borrower and the Administrative Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Administrative Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the

Administrative Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Administrative Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Administrative Agent, the Assignor will give the Administrative Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Administrative Agent on or before the Effective Date the processing fee of $4,000 required by Section
12.3.2 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Administrative Agent prepare and cause the Borrower to execute and deliver new Notes or, as appropriate, replacement notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Administrative Agent the original Note received by it from the Borrower upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Administrative Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Administrative Agent to act as its Administrative Agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Administrative Agent has no duty to supply information with respect to the Borrower or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

     *May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

         [NAME OF ASSIGNOR]                           [NAME OF ASSIGNEE]


By:                                        By:
   --------------------------------           ----------------------------------

Title:                                     Title:
      -----------------------------              -------------------------------

       ACKNOWLEDGED AND                            [ACKNOWLEDGED AND
CONSENTED TO BY BANK ONE,                  CONSENTED TO BY DPL INC., AS
NA, AS ADMINISTRATIVE AGENT                BORROWER]


By:                                        By:
   --------------------------------           ----------------------------------

Title:                                     Title:
      -----------------------------              -------------------------------

                  Attach photocopy of Schedule 1 to Assignment

                                    EXHIBIT D

                 LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To:     Bank One, NA,
        as Administrative Agent (the "Administrative Agent") under the Credit Agreement described below.

Re: Revolving Credit Agreement, dated as of December 21, 2001 (as the same may be amended or modified, the "Credit Agreement"), among DPL Inc. (the "Borrower"), the Lenders named therein, the Syndication Agent and the Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Borrower, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Borrower in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section 2.14 of the Credit Agreement.

Facility Identification Number(s)
                                    --------------------------------------------

Customer/Account Name
                                    --------------------------------------------

Transfer Funds To
                                    --------------------------------------------

For Account No:
                                    --------------------------------------------

Reference/Attention To
                                    --------------------------------------------

Authorized Officer (Customer Representative):   Date
                                                    ----------------------------

--------------------------------------        ----------------------------------
(Please Print)                                Signature

Bank Officer Name                               Date
                                                    ----------------------------

--------------------------------------        ----------------------------------
(Please Print)                                                  Signature
    (Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                    EXHIBIT E

                                      NOTE

$                                                                         [DATE]
 --------------------

     DPL INC., an Ohio corporation (the "Borrower"), promises to pay to the
order of                                      (the "Lender") the lesser of the
         ------------------------------------
principal sum of                                Dollars ($               ) or
                 ------------------------------           ---------------
the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to Article II of the Agreement (as hereinafter defined), in immediately available funds at the main office Bank One, NA, in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Borrower shall pay the principal of and accrued and unpaid interest on the Loans in full on the Facility Termination Date.

     The Lender shall, and is hereby authorized to, record on the schedule attached hereto, or to otherwise record in accordance with its usual practice, the date and amount of each Loan and the date and amount of each principal payment hereunder.

     This Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Revolving Credit Agreement dated as of December 21, 2001 (which, as it may be amended or modified and in effect from time to time, is herein called the "Agreement"), among the Borrower, the lenders party thereto, including the Lender, KeyBank National Association, as Syndication Agent, and Bank One, NA, as Administrative Agent, to which Agreement reference is hereby made for a statement of the terms and conditions governing this Note, including the terms and conditions under which this Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

DPL INC.


By:
     -------------------------------------------
      Name:
           ----------------------
      Title:
            ---------------------

                   SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL

                                       TO

                                NOTE OF DPL INC.,

                         DATED            ,
                               -----------  -----------

Date   Principal   Maturity of    Principal     Unpaid
       Amount of   Interest      Amount Paid   Balance
       Loan        Period